EXHIBIT 10.12

SECOND CONFIRMATION

OF SUBORDINATION AGREEMENTS

THIS SECOND CONFIRMATION OF SUBORDINATION AGREEMENTS dated as of July 11, 2004 (this “Confirmation”), is made by ALTA COMMUNICATIONS VIII, L.P., a Delaware limited partnership, ALTA-COMM VIII S BY S, LLC, a Delaware limited liability company, ALTA COMMUNICATIONS VIII-B, L.P., a Delaware limited partnership, ALTA VIII ASSOCIATES, LLC, a Delaware limited liability company, CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a component unit of the State of California organized under the California Education Code, BANCBOSTON INVESTMENTS, INC., a Massachusetts corporation, and UNIONBANCAL EQUITIES, INC., a California corporation (collectively, the “Subordinated Creditors”) and LBI HOLDINGS I, INC. (“Holdings”), with and in favor of CREDIT SUISSE FIRST BOSTON, as Administrative Agent (the “Administrative Agent”) for itself and for the lenders (the “Lenders”) from time to time party to that certain Amended and Restated Credit Agreement referred to below.

WHEREAS, LBI Media, Inc. (f/k/a LBI Holdings II, Inc., the “Borrower”) is a party to the Amended and Restated Credit Agreement dated as of July 9, 2002 (as heretofore amended, supplemented or otherwise modified, the “Existing Credit Agreement”) among the Borrower, the guarantors from time to time party thereto (the “Guarantors”, and collectively with the Borrower, the “Credit Parties”), the lenders from time to time party thereto, U.S. Bank, N.A. and General Electric Capital Corporation, as Co-Syndication Agents, CIT Lending Services Corporation and SunTrust Bank, as Co-Documentation Agents, and the Administrative Agent as successor to Fleet National Bank, predecessor administrative agent;

WHEREAS, in connection with the Existing Credit Agreement, the Subordinated Creditors executed and delivered to the Administrative Agent a Confirmation of Subordination Agreements confirming their obligations under (A) that certain Investor Subordination Agreement dated as of March 20, 2001 (the “Investor Subordination Agreement”), and (B) that certain Subordination and Intercreditor Agreement dated as of March 20, 2001 (the “Intercreditor Agreement”), in each case, as amended by the Holdings Amendment and the Holdings Second Amendment;

WHEREAS, the parties thereto have agreed to amend and restate the terms and conditions contained in the Existing Credit Agreement in their entirety, pursuant to the Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, including without limitation, any amendment which increases the lending commitments or other direct or contingent indebtedness thereunder, together with any other replacement or successor agreement governing Indebtedness incurred to refund or refinance the borrowings and commitments then outstanding or permitted to be outstanding under such agreement, in whole or in part, including any increase in the amount of Indebtedness thereunder, the “Amended and Restated Credit Agreement”) among the Borrower, the guarantors party thereto, the Lenders, certain other parties, and the Administrative Agent; and

WHEREAS, it is a condition to the availability of credit under the Amended and Restated

Credit Agreement that the Subordinated Creditors shall have executed and delivered to the Administrative Agent this Confirmation and confirmed the subordination of the indebtedness and other obligations of the Credit Parties (as such term is defined in the Credit Agreement) to the Subordinated Creditors;

NOW THEREFORE, in consideration of the willingness of the Administrative Agent and the Lenders to enter into the Amended and Restated Credit Agreement and of the Lenders to agree, subject to the terms and conditions set forth therein, to make the Loans and issue Letters of Credit pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed, with the intent to be legally bound, as follows:

1. Amendments.

(a) The Investor Subordination Agreement and the Intercreditor Agreement are each hereby amended by providing that all references therein to the “Credit Agreement” shall be deemed to be references to the Amended and Restated Credit Agreement.

(b) Section 10 of the Investor Subordination Agreement is hereby amended by replacing each reference therein to “The Commonwealth of Massachusetts” with “the State of New York” and each reference therein to “District of Massachusetts” with “Southern District of New York.”

(c) Sections 17(a) and 18 of the Intercreditor Agreement are hereby amended by replacing each reference therein to “Commonwealth of Massachusetts” with “State of New York” and each reference therein to “District of Massachusetts” with “Southern District of New York.”

2. Confirmation. Except to the extent specifically amended hereby and subject to paragraph 3 below, the Investor Subordination Agreement and the Intercreditor Agreement shall each remain in full force and effect and all of the terms and provisions thereof are hereby ratified and confirmed in all respects. The Subordinated Creditors hereby acknowledge and confirm, for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, that all Indebtedness of the Credit Parties to the Administrative Agent and the Lenders under the Amended and Restated Credit Agreement or any other Loan Documents, whether relating to principal, interest (including, without limitation, interest that accrues after the commencement of any bankruptcy proceeding by or against any Credit Party or any of its subsidiaries and affiliates), premium and termination fees, expenses or other amounts due from time to time under the Loan Documents, shall constitute “Senior Indebtedness” under each of the Investor Subordination Agreement and the Intercreditor Agreement.

3. Alta Repayment. Notwithstanding the terms of the Investor Subordination Agreement or the Intercreditor Agreement to the contrary, on or within one Business Day after the Qualifying IPO Closing Date, Holdings may make the Alta Repayment and take any other actions contemplated thereby and the Subordinated Creditors may accept such payment and take any other actions contemplated thereby and such payment and acceptance of payment and such actions shall not be a breach of the Investor Subordination Agreement or the Intercreditor Agreement. On the Alta Repayment Date immediately after the Alta Repayment, subject to Section 15 of the Intercreditor Agreement, each of the Investor Subordination Agreement and the Intercreditor Agreement shall be deemed to be terminated; provided that if at any time any amount received by the Subordinated

Creditors in respect of the Subordinated Indebtedness (as defined in each of the Investor Subordination Agreement and the Intercreditor Agreement) is rescinded or must otherwise be restored or returned by any Subordinated Creditor in respect of the Subordinated Indebtedness upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Holdings or any Credit Party or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Holdings or any Credit Party or for any substantial part of their properties, then the Investor Subordination Agreement and the Intercreditor Agreement shall be reinstated as though the Alta Repayment had not been made.

4. Miscellaneous. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Amended and Restated Credit Agreement. This Confirmation may be executed in any number of counterparts, each of which, when delivered, shall be an original, but all counterparts shall together constitute one instrument. This Confirmation shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Confirmation to be duly executed as of the date first above written.

HOLDINGS I
LBI HOLDINGS I, INC. a California corporation

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	Chief Financial Officer

THE INVESTOR SUBORDINATED CREDITORS:
ALTA COMMUNICATIONS VIII, L.P.

By:	Alta Communications VIII Managers, LLC, its General Partner

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy
Title:	Member

ALTA-COMM VIII S BY S, LLC

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy
Title:	Member

ALTA COMMUNICATIONS VIII-B, L.P.

By:	Alta Communications VIII Managers, LLC, its General Partner

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy
Title:	Member

ALTA VIII ASSOCIATES, LLC

By:	Alta Communications, Inc.

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy
Title:	VP-Finance

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM

By:	/s/ Christopher J. Allman
Name:	Christopher J. Allman
Title:	Chief Investment Officer

BANCBOSTON INVESTMENTS INC.

By:	/s/ Lars A. Swanson
Name:	Lars A. Swanson
Title:	Director

UNIONBANCAL EQUITIES, INC.

By:	/s/J. Kevin Sampson
Name:	J. Kevin Sampson
Title:	Vice President

Acknowledged and agreed:

CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as Administrative Agent for the Lenders

By:
Name:
Title:

Acknowledged and agreed:

CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as Administrative Agent for the Lenders

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Director

By:	/s/ Doreen B. Welch
Name:	Doreen B. Welch
Title:	Associate

[Signature Page to Second Confirmation of Subordination Agreements]